UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2008 (January 31, 2008)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 31, 2007, the independent members of the Board of Directors of WABCO Holdings Inc. (the “Company”) unanimously approved the recommendation of the Compensation, Nominating and Governance Committee to add financial planning to the Company’s perquisite program for its executive officers and to increase the life insurance benefit already provided to the Company’s executive officers. Specifically, the Company is amending its perquisite program to offer its Chief Executive Officer, Chief Financial Officer and other named executive officers the following:

•

Reimbursement for Financial Planning: The Company will reimburse Jacques Esculier, the Company’s Chief Executive Officer, for financial planning services of up to $15,000, will reimburse each of Ulrich Michel, the Company’s Chief Financial Officer, Jean-Christophe Figueroa, Vice President, Vehicle Dynamics and Controls, and Nikhil Varty, Vice President, Compression and Braking, of up to $10,000 and will reimburse Christian Wiehen, Vice President, Product Development, of up to $7,500; and

•

Life insurance benefits: The Company increased its life insurance benefit to Jacques Esculier to be equal to 3 times his base salary, Ulrich Michel, Jean-Christophe Figueroa and Nikhil Varty to be equal to 2 times their respective individual base salaries and Christian Wiehen to be equal to 1 times his base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2008	WABCO HOLDINGS INC.

	By:	/s/ Ulrich Michel
	Name:	Ulrich Michel
	Title:	Chief Financial Officer